Abercrombie & Fitch Co.
Financial Information
(Unaudited)
(in thousands, except per share data and store data)

				Fiscal 2016					Fiscal 2017 (1)
	2013	2014	2015	Q1	Q2	Q3	Q4	2016	Q1	Q2	Q3	Q4	2017

Net sales	$4,116,897	$3,744,030	$3,518,680	$685,483	$783,160	$821,734	$1,036,363	$3,326,740	$661,099	$779,321	$859,112	$1,193,158	$3,492,690

Cost of sales, exclusive of depreciation and amortization	1,541,462	1,430,460	1,361,137	259,762	306,053	310,995	421,362	1,298,172	262,174	318,426	332,485	495,763	1,408,848

Gross profit	2,575,435	2,313,570	2,157,543	425,721	477,107	510,739	615,001	2,028,568	398,925	460,895	526,627	697,395	2,083,842

Stores and distribution expense	1,907,687	1,703,051	1,604,214	369,118	382,917	386,609	439,816	1,578,460	359,929	369,295	375,944	437,257	1,542,425

Marketing, general and administrative expense	481,784	458,820	470,321	114,447	111,719	105,307	121,729	453,202	109,893	109,353	124,533	128,135	471,914

Restructuring charge (benefit)	81,500	8,431	(1,598)	—	—	—	—	—	—	—	—	—	—

Asset impairment	46,715	44,988	18,209	—	6,356	—	1,574	7,930	730	6,135	3,480	4,046	14,391

Other operating income, net	(23,074)	(15,239)	(6,441)	(2,933)	(13,080)	(822)	(9,377)	(26,212)	(1,686)	(2,799)	(70)	(12,383)	(16,938)

Operating income (loss)	80,823	113,519	72,838	(54,911)	(10,805)	19,645	61,259	15,188	(69,941)	(21,089)	22,740	140,340	72,050

Interest expense, net	7,546	14,365	18,248	4,506	4,741	4,609	4,810	18,666	4,120	4,089	4,571	4,109	16,889

Income (loss) before taxes	73,277	99,154	54,590	(59,417)	(15,546)	15,036	56,449	(3,478)	(74,061)	(25,178)	18,169	136,231	55,161

Tax expense (benefit)	18,649	47,333	16,031	(20,787)	(3,515)	6,762	6,344	(11,196)	(13,052)	(10,563)	7,553	60,698	44,636

Net income (loss)	54,628	51,821	38,559	(38,630)	(12,031)	8,274	50,105	7,718	(61,009)	(14,615)	10,616	75,533	10,525

Less: Net income attributable to noncontrolling interests	—	—	2,983	957	1,098	393	1,314	3,762	691	876	541	1,323	3,431

Net income (loss) attributable to Abercrombie & Fitch Co.	$54,628	$51,821	$35,576	$(39,587)	$(13,129)	$7,881	$48,791	$3,956	$(61,700)	$(15,491)	$10,075	$74,210	$7,094

(1) Fiscal 2017 was a fifty-three week year.

				Fiscal 2016					Fiscal 2017 (1)
	2013	2014	2015	Q1	Q2	Q3	Q4	2016	Q1	Q2	Q3	Q4	2017
Net income (loss) per share attributable to Abercrombie & Fitch Co.:
Basic	$0.71	$0.72	$0.52	$(0.59)	$(0.19)	$0.12	$0.72	$0.06	$(0.91)	$(0.23)	$0.15	$1.08	$0.10
Diluted	$0.69	$0.71	$0.51	$(0.59)	$(0.19)	$0.12	$0.71	$0.06	$(0.91)	$(0.23)	$0.15	$1.05	$0.10

Weighted-average shares outstanding:
Basic	77,157	71,785	68,880	67,625	67,944	67,975	67,970	67,878	68,073	68,456	68,512	68,523	68,391
Diluted	78,666	72,937	69,417	67,625	67,944	68,277	68,299	68,284	68,073	68,456	69,425	70,357	69,403

Hollister comparable sales	(14)%	(10)%	0%	0%	(2)%	0%	1%	0%	3%	5%	8%	11%	8%

Abercrombie comparable sales (2)		(5)%	(6)%	(8)%	(7)%	(14)%	(13)%	(11)%	(10)%	(7)%	(2)%	5%	(2)%

Comparable sales (3)	(11)%	(8)%	(3)%	(4)%	(4)%	(6)%	(5)%	(5)%	(3)%	(1)%	4%	9%	3%

Shares outstanding	76,402	69,352	67,348	67,605	67,666	67,683	67,758	67,758	68,012	68,092	68,116	68,195	68,195

Number of stores - end of period (4)	1,006	969	932	925	926	930	898	898	893	891	889	868	868

Gross square feet - end of period	7,736	7,517	7,292	7,209	7,209	7,219	7,007	7,007	6,939	6,908	6,880	6,710	6,710

(1) Fiscal 2017 was a fifty-three week year.
(2) Abercrombie includes the Company's Abercrombie & Fitch and abercrombie kids brands.
(3) Comparable sales are calculated on a constant currency basis.
(4) Prior period store counts have been restated to count multi-brand outlet stores as a single store.

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